    As filed with the Securities and Exchange Commission on July 31, 2001.
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                         ------------------------------

                                    FORM S-8
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                         ------------------------------

                      FIRST COMMUNITY CAPITAL CORPORATION
             (Exact name of registrant as specified in its charter)


         TEXAS                                              76-0676739
    (State or other jurisdiction                         (I.R.S. Employer
  of incorporation or organization)                   Identification Number)

                              14200 GULF FREEWAY
                             HOUSTON, TEXAS 77034
                                 281-996-1000
             (Address of registrant's Principal Executive Offices)

                      FIRST COMMUNITY CAPITAL CORPORATION
                            1996 STOCK OPTION PLAN
                             (Full Title of Plan)

                        ------------------------------

                               NIGEL J. HARRISON
                              14200 GULF FREEWAY
                             HOUSTON, TEXAS 77034
                   (Name, and address of agent for service)

                                 281-996-1000
         (Telephone number, including area code, of agent for service)

                                   Copy to:

                                 WAVERLY VEST
                         BRACEWELL & PATTERSON, L.L.P.
                          SOUTH TOWER, PENNZOIL PLACE
                       711 LOUISIANA STREET, SUITE 2900
                          HOUSTON, TEXAS  77002-2781
                                (713) 223-2900

                       ---------------------------------

                                                  CALCULATION OF REGISTRATION FEE
==========================================================================================================================
                                                                     PROPOSED
                                                                     MAXIMUM               PROPOSED           AMOUNT OF
                 TITLE OF                       AMOUNT TO            OFFERING          MAXIMUM AGGREGATE     REGISTRATION
       SECURITIES TO BE REGISTERED           BE REGISTERED(1)   PRICE PER SHARE(2)   OFFERING PRICE(1)(2)        FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share            400,000            $ 5.00 (3)            $3,109,450               $778
                                                                      $ 6.75 (4)
                                                                      $ 9.00 (5)
                                                                      $10.75 (6)
                                                                             (7)
=========================================================================================================================

(1) This Registration Statement shall also include any additional shares of common stock issuable pursuant to the antidilution provisions of the First Community Capital Corporation 1996 Stock Option Plan.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h).

(3) 98,000 shares under the Plan are valued at an exercise price of $5.00 pursuant to options to acquire such shares which are outstanding under the plan.

(4) 128,000 shares under the Plan are valued at an exercise price of $6.75 pursuant to options to acquire such shares which are outstanding under the Plan.

(5) 57,000 shares under the Plan are valued at an exercise price of $9.00 pursuant to options to acquire such shares which are outstanding under the plan.

(6) 111,000 shares under the Plan are valued at an exercise price of $10.75 pursuant to options to acquire such shares which are outstanding under the plan.

(7) 6,000 shares are not presently subject to awards under the plan and the registration fee for these shares was calculated based on the book value of a share of First Community Capital Corporation common stock at June 30, 2001 of $8.20.

                                     PART I


              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.   Plan Information.*
          ----------------

Item 2.   Registrant Information and Employee Plan Annual Information.*
          -----------------------------------------------------------

* The information required by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the Note to Part 1 of Form S-8 and Rule 428 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     First Community Capital Corporation, a Texas corporation (the "Company"), (Commission File No. 000-32609), hereby incorporates by reference into this registration statement (the "Registration Statement") the following documents:

     . the Annual Report on Form 10-KSB, as amended, of First Community Bank,
       N.A. for the fiscal year ended December 31, 2000 filed with the Office of the Comptroller of the Currency, included as Exhibit 99.1 to the Company's Form 8-A dated April 27, 2000;

     . the Company's Quarterly Report on Form 10-QSB for the quarter ended
       March 31, 2001; and

     . the description of the Company's common stock, par value $0.01 per share, contained in the Company's Registration Statement on Form 8-A dated April 27, 2001.

     All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modified or superseded such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation (the "Articles of Incorporation") and Bylaws ("Bylaws") provide that the Company may indemnify any officer, director, employee or agent of the Company and certain other individuals to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act ("TBCA"). Generally, Article 2.02-1 of the TBCA permits a corporation to indemnify a person who was, is, or is threatened to be a named defendant or respondent in a proceeding because the person was or is a director or officer if it is determined that such person (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity as a director or officer of the corporation, that his conduct was in the corporation's best interests or (b) in the case of other situations, that his conduct was at least not opposed to the corporation's best interests, and (iii) in the case of any criminal proceeding, had no reasonable cause to believe that his conduct was unlawful. In addition, the TBCA requires a corporation to indemnify a director or officer for any action that such director or officer is wholly successful in defending on the merits.

     The Company's Articles of Incorporation provide that a director of the Company will not be liable to the corporation for monetary damages for an act or omission in the director's capacity as a director, except to the extent not permitted by law. Texas law does not permit exculpation of liability in the case of (i) a breach of the director's duty of loyalty to the corporation or its shareholders, (ii) an act or omission not in good faith that constitutes a breach of duty of the director to the corporation or an act or omission that involves intentional misconduct or a knowing violation of the law, (iii) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office or (iv) an act or omission for which the liability of the director is expressly provided by statute.

     The Company may provide liability insurance for each director and officer for certain losses arising from claims or changes made against them while acting in their capabilities as directors or officers of the Company, to the extent the Company would have the power to indemnify such person against such liability, as permitted by law.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.


ITEM 8. EXHIBITS.

4.1 Articles of Incorporation of First Community Capital Corporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 27, 2001 (the "Form 8-A")).

4.2 Bylaws of First Community Capital Corporation (incorporated herein by reference to Exhibit 3.2 to the Form 8-A).

4.3 Form of certificate representing shares of common stock of First Community Capital Corporation (incorporated herein by reference to Exhibit 4.1 to the Form 8-A).

4.4*   First Community Capital Corporation 1996 Stock Option Plan.

4.5*   Form of Incentive Stock Option Agreement under the 1996 Stock Option
       Plan.

4.6*   Form of Nonqualified Stock Option Agreement under the 1996 Stock Option
       Plan.

5.1* Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

23.1*  Consent of Harper & Pearson Company, P.C.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*  Power of Attorney (included on the signature page hereto).

----------

*Filed Herewith.

ITEM 9. UNDERTAKINGS.

     (a) The undersigned Company hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Office of the Comptroller of the Currency pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THE COMPANY CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT OR AMENDMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF HOUSTON, STATE OF TEXAS ON THE 31ST DAY OF JULY, 2001.

                                    FIRST COMMUNITY CAPITAL CORPORATION
                                    (Registrant)


                                    By: /s/ Nigel J. Harrison
                                       ----------------------
                                       Nigel J. Harrison
                                       President and Chief Executive Officer


                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Nigel J. Harrison and Barry M. Blocker, with full power to each of them to act without the other, the undersigned's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities (until revoked in writing), to sign this Registration Statement on Form S-8 and any and all amendments (including post-effective amendments) thereto, to file the same, together with all exhibits thereto and documents in connection therewith, with the Securities and Exchange Commission, to sign any and all applications, registration statements, notices and other documents necessary or advisable to comply with the applicable state securities authorities, granting unto said attorney-in-fact and agent, or his or their substitute or substitutes, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as the undersigned might or could do if personally present, thereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, THIS REGISTRATION STATEMENT OR AMENDMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED AND ON THE 31ST DAY OF JULY, 2001.


              Signature                                  Title
              ---------                                  -----

 /s/ Nigel J. Harrison                   President and Chief Executive Officer
--------------------------------------       (Principal Executive Officer)
Nigel J. Harrison


 /s/ Barry M. Blocker                       Senior Vice President and Chief
--------------------------------------             Financial Officer
Barry M. Blocker                         (Principal Financial Officer/Principal
                                                  Accounting Officer)


 /s/ George A. Clark, Jr.                               Director
--------------------------------------
George A. Clark, Jr.


 /s/ Linn C. Eignus                                     Director
--------------------------------------
Linn C. Eignus


 /s/ Robert A. Ferstl                                   Director
--------------------------------------
Robert A. Ferstl

 /s/ Louis F. Goza                                      Director
--------------------------------------
Louis F. Goza


 /s/ Thomas R. Johnson                                  Director
--------------------------------------
Thomas R. Johnson


 /s/ Kenneth A. Love                                    Director
--------------------------------------
Kenneth A. Love


 /s/ George I. Pinder                                   Director
--------------------------------------
George I. Pinder


 /s/ Richard L. Wagoner                                 Director
--------------------------------------
Richard L. Wagoner


 /s/ Charles L. Whynot                                  Director
--------------------------------------
Charles L. Whynot

                                 EXHIBIT INDEX

EXHIBIT NUMBER                      DESCRIPTION
--------------                      -----------

4.1 Articles of Incorporation of First Community Capital Corporation (incorporated herein by reference to Exhibit 3.1 to the Company's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 27, 2001 (the "Form 8-A")).

4.2 Bylaws of First Community Capital Corporation (incorporated herein by reference to Exhibit 3.2 to the Form 8-A).

4.3 Form of certificate representing shares of common stock of First Community Capital Corporation (incorporated herein by reference to Exhibit 4.1 to the Form 8-A).

4.4*   First Community Capital Corporation 1996 Stock Option Plan.

4.5*   Form of Incentive Stock Option Agreement under the 1996 Stock Option
       Plan.

4.6*   Form of Nonqualified Stock Option Agreement under the 1996 Stock
       Option Plan.

5.1* Opinion and consent of Bracewell & Patterson, L.L.P. as to the validity of the Common Stock being registered.

23.1*  Consent of Harper & Pearson Company, P.C.

23.2* Consent of Bracewell & Patterson, L.L.P. (included in the opinion filed as Exhibit 5.1 hereto).

24.1*  Power of Attorney (included on the signature page hereto).

----------

*Filed Herewith